Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post Effective Amendment No. 1 to Registration Statement No. 33-61603 of the Todd-AO Corporation on Form S-8 of our report dated October 18, 1996, appearing in the annual report on Form 10-K of The Todd-AO Corporation for the year ended August 31, 1996.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Los Angeles, California
July 11, 1997